                                                                     EXHIBIT 4.1


                               MAXTOR CORPORATION

                     6.80% Convertible Senior Notes Due 2010

           ----------------------------------------------------------

                                    INDENTURE

                             Dated as of May 7, 2003

           ----------------------------------------------------------

                         U.S. BANK NATIONAL ASSOCIATION

                                     TRUSTEE

           ----------------------------------------------------------

                                TABLE OF CONTENTS

                                                                               Page
                                                                               ----

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions....................................................    1
Section 1.02.  Other Definitions..............................................    6
Section 1.03.  Incorporation By Reference Of Trust Indenture Act..............    7
Section 1.04.  Rules Of Construction..........................................    8
Section 1.05.  Acts of Holders................................................    8

                                    ARTICLE 2
                                 THE SECURITIES

Section 2.01.  Form And Dating................................................    9
Section 2.02.  Execution And Authentication...................................   10
Section 2.03.  Registrar, Paying Agent, Conversion Agent And Calculation Agent   11
Section 2.04.  Paying Agent To Hold Money And Securities In Trust.............   12
Section 2.05.  Securityholder Lists...........................................   12
Section 2.06.  Transfer And Exchange..........................................   12
Section 2.07.  Replacement Securities.........................................   14
Section 2.08.  Outstanding Securities; Determinations Of Holders' Action......   15
Section 2.09.  Temporary Securities...........................................   15
Section 2.10.  Cancellation...................................................   16
Section 2.11.  Persons Deemed Owners..........................................   16
Section 2.12.  Global Securities..............................................   16
Section 2.13.  CUSIP Numbers..................................................   22
Section 2.14.  Ranking........................................................   22

                                    ARTICLE 3
                            REDEMPTION AND PURCHASES

Section 3.01.  Company's Right To Redeem; Notices To Trustee..................   22
Section 3.02.  Selection Of Securities To Be Redeemed.........................   23
Section 3.03.  Notice Of Redemption...........................................   23
Section 3.04.  Effect Of Notice Of Redemption.................................   24
Section 3.05.  Deposit Of Redemption Price....................................   24
Section 3.06.  Securities Redeemed In Part....................................   25
Section 3.07.  [Reserved].....................................................   25
Section 3.08.  Purchase Of Securities At Option Of The Holder Upon Change Of
               Control........................................................   25
Section 3.09.  Company's Right To Elect Manner Of Payment Change Of Control
               Purchase Price For Payment.....................................   27


Section 3.10 . Covenants of the Company.......................................   31

Section 3.11.  Taxes..........................................................   31
Section 3.12.  Effect Of Change Of Control Purchase Notice....................   31
Section 3.13.  Deposit Of Change Of Control Purchase Price....................   33
Section 3.14.  Securities Purchased In Part...................................   33
Section 3.15.  Covenant To Comply With Securities Laws Upon Purchase Of
               Securities.....................................................   33
Section 3.16.  Repayment To The Company.......................................   34

                                    ARTICLE 4
                                    COVENANTS

Section 4.01.  Payment of Securities..........................................   34
Section 4.02.  SEC And Other Reports..........................................   34
Section 4.03.  Compliance Certificate.........................................   35
Section 4.04.  Further Instruments And Acts...................................   35
Section 4.05.  Maintenance Of Office Or Agency................................   35
Section 4.06.  Delivery Of Certain Information................................   36
Section 4.07.  Registration Rights............................................   36
Section 4.08.  Liquidated Damages Notice......................................   36

                                    ARTICLE 5
                                SUCCESSOR PERSON

Section 5.01.  When Company May Merge Or Transfer Assets......................   37

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01.  Events Of Default..............................................   38
Section 6.02.  Acceleration...................................................   40
Section 6.03.  Other Remedies.................................................   41
Section 6.04.  Waiver Of Past Defaults........................................   41
Section 6.05.  Control By Majority............................................   42
Section 6.06.  Limitation On Suits............................................   42
Section 6.07.  Rights Of Holders To Receive Payment...........................   42
Section 6.08.  Collection Suit By Trustee.....................................   43
Section 6.09.  Trustee May File Proofs Of Claim...............................   43
Section 6.10.  Priorities.....................................................   44
Section 6.11.  Undertaking For Costs..........................................   44
Section 6.12.  Waiver Of Stay, Extension Or Usury Laws........................   44

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01.  Duties Of Trustee..............................................   45
Section 7.02.  Rights Of Trustee..............................................   46
Section 7.03.  Individual Rights Of Trustee...................................   47

Section 7.04.  Trustee's Disclaimer...........................................   47
Section 7.05.  Notice Of Defaults.............................................   48
Section 7.06.  Reports By Trustee To Holders..................................   48
Section 7.07.  Compensation And Indemnity.....................................   48
Section 7.08.  Replacement Of Trustee.........................................   49
Section 7.09.  Successor Trustee By Merger....................................   50
Section 7.10.  Eligibility; Disqualification..................................   50
Section 7.11.  Preferential Collection Of Claims Against Company..............   50

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

Section 8.01.  Discharge Of Liability On Securities...........................   50
Section 8.02.  Repayment To The Company.......................................   51

                                    ARTICLE 9
                                   AMENDMENTS

Section 9.01.  Without Consent Of Holders.....................................   51
Section 9.02.  With Consent Of Holders........................................   52
Section 9.03.  Compliance With Trust Indenture Act............................   54
Section 9.04.  Revocation And Effect Of Consents, Waivers And Actions.........   54
Section 9.05.  Notation On Or Exchange Of Securities..........................   54
Section 9.06.  Trustee To Sign Supplemental Indentures........................   54
Section 9.07.  Effect Of Supplemental Indentures..............................   54

                                   ARTICLE 10
                                   CONVERSIONS

Section 10.01.  Conversion Privilege..........................................   55
Section 10.02.  Conversion Procedure; Conversion Price; Fractional Shares.....   55
Section 10.03.  Payment Of Cash In Lieu Of Common Stock.......................   57
Section 10.04.  Adjustment of Conversion Rate.................................   59
Section 10.05.  Effect of Reclassification, Consolidation, Merger or Sale.....   69
Section 10.06.  Taxes on Shares Issued........................................   70
Section 10.07.  Reservation of Shares, Shares to Be Fully Paid; Compliance
                with Governmental Requirements; Listing of Common Stock.......   70
Section 10.08.  Responsibility of Trustee.....................................   71
Section 10.09.  Notice To Holders Prior To Certain Actions....................   72
Section 10.10.  Rights Issued in Respect of Common Stock Issued upon
                Conversion....................................................   73
Section 10.11.  Unconditional Right Of Holders To Convert.....................   73


                                   ARTICLE 11
                                  MISCELLANEOUS

Section 11.01.  Trust Indenture Act Controls..................................   73
Section 11.02.  Notices.......................................................   73
Section 11.03.  Communication By Holders With Other Holders...................   74
Section 11.04.  Certificate And Opinion As To Conditions Precedent............   74
Section 11.05.  Statements Required In Certificate Or Opinion.................   74
Section 11.06.  Separability Clause...........................................   75
Section 11.07.  Rules By Trustee, Paying Agent, Conversion Agent and Registrar   75
Section 11.08.  Legal Holidays................................................   75
Section 11.09.  GOVERNING LAW.................................................   75
Section 11.10.  No Recourse Against Others....................................   75
Section 11.11.  Successors....................................................   75
Section 11.12.  Multiple Originals............................................   76

EXHIBIT A             Form of Global Security
EXHIBIT B             Form of Certificated Security
EXHIBIT C             Transfer Certificate

      INDENTURE dated as of May 7, 2003 between MAXTOR CORPORATION, a Delaware corporation ("COMPANY"), and U.S. BANK NATIONAL ASSOCIATION ("TRUSTEE").

      Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 6.80% Convertible Senior Notes Due 2010:

                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

      Section 1.01. Definitions.

      "144A GLOBAL SECURITY" means a permanent Global Security in the form of the Security attached hereto as Exhibit A, and that is a Restricted Security.

      "AFFILIATE" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

      "APPLICABLE STOCK" means (i) the Common Stock and (ii) in the event of a merger, consolidation or any other transaction of the type described in Section
10.05 involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock of such surviving corporation or its direct or indirect parent corporation.

      "BOARD OF DIRECTORS" means either the board of directors of the Company or any duly authorized committee of such board.

      "BOARD RESOLUTION" means a resolution of the Board of Directors.

      "BUSINESS DAY" means, with respect to any Security, a day that in the City of New York, is not a day on which banking institutions are authorized by law or regulation to close.

      "CALCULATION AGENT" means initially the Trustee and its successors and assigns.

      "CAPITAL STOCK" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

      "CERTIFICATED SECURITIES" means Securities that are in the form of the Securities attached hereto as Exhibit B.

      "CHANGE OF CONTROL" means any transaction or event in connection with which all or substantially all of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) that is not all common stock (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) that is (or, upon consummation of or immediately following such transaction or event, which will be) listed on a United States national securities exchange or approved (or, upon consummation of or immediately following such transaction or event, which will be approved) for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

      "COMMON STOCK" means the common stock, $0.01 par value per share, of the Company of the type authorized on the date of this Indenture or any other shares of Capital Stock of the Company into which such Common Stock shall be reclassified or changed.

      "COMPANY" means the party named as the "Company" in the first Section of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

      "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by any two Officers.

      "CONVERSION PRICE" as of any date means $1,000 divided by the Conversion Rate as of such date.

      "CONVERSION RATE" has the meaning set forth in Section 10.02(a) hereof.

      "CONVERSION SETTLEMENT DATE" means (i) the Conversion Date or (ii) if the Company elects to pay cash in lieu of Common Stock pursuant to Section 10.03, the Business Day following the final day of the Cash Settlement Averaging Period.

      "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at U.S. Bank National Association, 550 South Hope Street, 5th Floor, Los Angeles, CA 90071, Attention: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

      "DESIGNATED SUBSIDIARY" shall mean any existing or future, direct or indirect, Subsidiary of the Company whose assets constitute 15% or more of the total assets of the Company on a consolidated basis.

      "GLOBAL SECURITIES" means Securities that are in the form of the Securities attached hereto as Exhibit A, and that are registered in the register of Securities in the name of a Depositary or a nominee thereof, and to the extent that such Securities are Restricted Securities, such Securities will be in the form of a 144A Global Security.

      "HOLDER" or "SECURITYHOLDER" means a person in whose name a Security is registered on the Registrar's books.

      "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

      "INTEREST" means interest payable on each Security pursuant to Section 1 of the Securities.

      "INTEREST PAYMENT DATE" means April 30 and October 30 of each year, commencing October 30, 2003.

      "INTEREST RECORD DATE" means April 15 and October 15 of each year.

      "ISSUE DATE" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

      "LIQUIDATED DAMAGES" means the interest that is payable by the Company pursuant to the Registration Rights Agreement upon a Registration Default.

      "MARKET PRICE" means, with respect to shares of Applicable Stock, the average of the Sale Prices of the shares of Applicable Stock for the 20 Trading Days immediately preceding and including the third Trading Day prior to the applicable Change of Control Purchase Date, appropriately adjusted to take into account the occurrence, during the 20 Trading Days ending on the Change of Control Purchase Date, of any event described in Sections 10.04 or 10.05.

      "NYSE" means The New York Stock Exchange, Inc.

      "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

      "OFFICERS' CERTIFICATE" means a written certificate containing the information specified in Sections 11.04 and 11.05, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.03 shall be signed by an authorized financial or accounting Officer of the Company but need not contain the information specified in Sections 11.04 and 11.05.

      "OPINION OF COUNSEL" means a written opinion containing the information specified in Sections 11.04 and 11.05, from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

      "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

      "PURCHASE AGREEMENT" means the Purchase Agreement dated as of May 2, 2003 between the Company and Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      "REDEMPTION DATE" means the date specified in a notice of redemption on which the Securities will be redeemed in accordance with the terms of the Securities and this Indenture.

      "REDEMPTION PRICE" or "REDEMPTION PRICE" shall have the meaning set forth in Section 3.01.

      "REGISTRATION DEFAULT" has the meaning specified in the Registration Rights Agreement.

      "REGISTRATION RIGHTS AGREEMENT" means the Resale Registration Rights Agreement, dated as of the date hereof, between the Company and Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee or any other officer associated with the corporate trust services department of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

      "RESTRICTED SECURITY" means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A and B of this Indenture.

      "RULE 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

      "SALE PRICE" means, with respect to any security on any day, (1) the closing sale price per share on such day (or if no closing sale price is reported, the average of the reported closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) as reported in composite transactions for the principal United States national or regional securities exchange on which such security is traded, or (2) if such security is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System, or (3) if not so reported, the average of the closing bid and ask prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or (4) a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

      "SEC" means the Securities and Exchange Commission.

      "SECURITIES" means any of the Company's 6.80% Convertible Senior Notes Due 2010, as amended or supplemented from time to time, issued under this Indenture.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SECURITYHOLDER" or "HOLDER" means a person in whose name a Security is registered on the Registrar's books.

      "STATED MATURITY", when used with respect to any Security, means April 30, 2010.

      "SUBSIDIARY" means (i) a corporation, a majority of whose outstanding Voting Stock is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries or by the Company and one or more Subsidiaries, (ii) a partnership in which the Company or a Subsidiary holds a majority interest in the equity capital or profits of such partnership, or (iii) any other Person (other than a corporation) in which the Company, a Subsidiary or the Company and one or more Subsidiaries, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

      "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

      "TRADING DAY" means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not listed for trading on the NYSE, on the principal other national or regional securities exchange on which the Common Stock then is listed or, if the Common Stock is not listed for trading on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

      "TRANSFER RESTRICTED SECURITIES" has the meaning specified in the Registration Rights Agreement.

      "TRUSTEE" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

      "VOTING STOCK" of a Person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

      Section 1.02. Other Definitions.

                                                             DEFINED IN
      TERMS:                                                 SECTION:
      "Accepted Purchased Shares"........................    Section
                                                             10.04(g)
      "Adjustment Event".................................    10.04(l)
      "Agent Members"....................................    2.12(e)
      "cash".............................................    3.09(a)
      "Cash Amount"......................................    10.03(a)
      "Cash Settlement Averaging Period".................    10.03(a)
      "Cash Settlement Notice Period"....................    10.03(a)
      "Change of Control Purchase Date"..................    3.08(a)
      "Change of Control Purchase Notice"................    3.08(c)

                                                             DEFINED IN
      TERMS:                                                 SECTION:
      "Change of Control Purchase Price".................    3.08(a)
      "Company Notice"...................................    3.08(b)
      "Company Notice Date"..............................    3.08(b)
      "Conversion Agent".................................    2.03
      "Conversion Date"..................................    10.02(c)
      "Conversion Obligation"............................    10.01(a)
      "Conversion Retraction Period".....................    10.03(a)
      "Conversion Settlement Distribution"...............    10.03(a)
      "Current Market Price".............................    10.04(h)
      "DTC" .............................................    2.01(a)
      "Depositary".......................................    2.01(a)
      "Determination Date"...............................    10.04(l)
      "Distributed Assets"...............................    10.04(d)
      "Event of Default".................................    6.01
      "Exchange Act".....................................    2.12(e)
      "Expiration Time"..................................    10.04(f)
      "Extraordinary Cash Dividend" .....................    10.04(e)
      "Fair Market Value"................................    10.04(h)
      "Final Notice Date"................................    10.03(a)
      "Indebtedness".....................................    2.14
      "Legal Holiday"....................................    11.08
      "Legend"...........................................    2.06(f)
      "Liquidated Damages Notice" .......................    4.08
      "non-electing share"...............................    10.05
      "Notice of Conversion".............................    10.02(b)
      "Notice of Default"................................    6.01
      "Offer Expiration Time"............................    10.04(g)
      "Paying Agent".....................................    2.03
      "Purchased Shares".................................    10.04(f)
      "QIB"..............................................    2.01(a)
      "Record Date"......................................    10.04(h)
      "Registrar"........................................    2.03
      "Rights"...........................................    10.10
      "Rule 144A Information"............................    4.06
      "Trigger Event"....................................    10.04(d)
      "Securitization Subsidiary"........................    6.01

      Section 1.03. Incorporation By Reference Of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

      "COMMISSION" means the SEC.

      "INDENTURE SECURITIES" means the Securities.

      "INDENTURE SECURITY HOLDER" means a Securityholder.

      "INDENTURE TO BE QUALIFIED" means this Indenture.

      "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

      "OBLIGOR" on the indenture securities means the Company.

      All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

      Section 1.04. Rules Of Construction. Unless the context otherwise requires:

            (1)   a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

            (3)   "or" is not exclusive;

            (4)   "INCLUDING" means including, without limitation; and

            (5) words in the singular include the plural, and words in the plural include the singular.

      Section 1.05. Acts of Holders.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section
11.02. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

      (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

      (c) The principal amount and serial number of any Security and the ownership of Securities shall be proved by the register for the Securities.

      (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

      (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   ARTICLE 2
                                 THE SECURITIES

      Section 2.01. Form And Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A and B, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

      (a) 144A Global Securities. Securities offered and sold within the United States to qualified institutional buyers as defined in Rule 144A ("QIBS") in reliance on Rule 144A shall be issued, initially in the form of a 144A Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary (as defined below) and registered in the name of The Depository Trust Company ("DTC") or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the "DEPOSITARY"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

      (b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions.

      Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

      (c) Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

      The Company shall execute and the Trustee shall, in accordance with this
Section 2.01(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall be substantially in the form of Exhibit A attached hereto.

      (d) Certificated Securities. Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit B attached hereto.

      Section 2.02. Execution And Authentication. The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

      Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities Officers shall bind the

Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

      No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

      The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of up to $230,000,000 aggregate principal amount upon one or more Company Orders without any further action by the Company (other than as contemplated in Section 11.04 and Section 11.05 hereof). The aggregate principal amount of the Securities due at the Stated Maturity thereof outstanding at any time may not exceed the amount set forth in the foregoing sentence.

      The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple of $1,000.

      Section 2.03. Registrar, Paying Agent, Conversion Agent And Calculation Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("REGISTRAR"), an office or agency where Securities may be presented for purchase or payment ("PAYING Agent") and an office or agency where Securities may be presented for conversion ("CONVERSION AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

      The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent, Calculation Agent or co-registrar (in each case, if such Registrar, agent or co-registrar is a Person other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

      The Company initially appoints the Trustee as Registrar, Conversion Agent, Calculation Agent and Paying Agent in connection with the Securities.

      Section 2.04. Paying Agent To Hold Money And Securities In Trust.
Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or shares of Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and shares of Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and shares of Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and shares of Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and shares of Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or shares of Common Stock.

      Section 2.05. Securityholder Lists. The Trustee shall preserve the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on March 15 and September 15 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

      Section 2.06. Transfer And Exchange. (a) Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

      At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

      The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Change of Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of Section 3.12(b) (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed; provided, however, that a Change of Control Purchase Notice subject to a conditional withdrawal pursuant to Section 3.12(c) shall not be considered validly withdrawal for the purposes of this Section 2.06 until the conditions for such withdrawal are satisfied.

      (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole or in part, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

      (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

      (d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

      (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

      (f) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Security attached hereto as Exhibits A and B setting forth such restrictions (collectively, the "LEGEND"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel, as may be reasonably required by the Company and the Registrar (if not the same Person as the Trustee) and the Trustee, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by the Company or an Affiliate of the Company, the Legend shall be reinstated.

      Section 2.07. Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

      In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

      Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

      Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

      The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

      Section 2.08. Outstanding Securities; Determinations Of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.07, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other act, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

      If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

      If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Change of Control Purchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Change of Control Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and Interest and Liquidated Damages, if any, on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

      If a Security is converted in accordance with Article 10, then from and after the time of conversion on the date of conversion, such Security shall cease to be outstanding and Interest and Liquidated Damages, if any, shall cease to accrue on such Security.

      Section 2.09. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

      If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

      Section 2.10. Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

      Section 2.11. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal amount of the Security or any portion thereof, or the payment of any Redemption Price or Change of Control Purchase Price in respect thereof, and Interest or Liquidated Damages thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

      Section 2.12. Global Securities. (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section

2.12(a)(i) below, (B) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.06, Section 2.12(a)(ii) below and Section 2.12(e)(1) below, and (C) transfers of a Certificated Security shall comply with Section 2.06 and Sections 2.12(a)(iii) and 2.12(a)(iv) below.

            (i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other person may be registered; provided that this clause 2.12(a)(i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a).

            (ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below and in Section 2.12(e)(1) below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

                  (A) so long as the Securities are Restricted Securities,
            certification in the form set forth in Exhibit C;

                  (B) written instructions to the Trustee to make, or direct the
            Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

                  (C) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend,

then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Securities represented by the Global Security to be decreased by the aggregate principal amount of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so issued.

            (iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

                  (y) to register the transfer of such Certificated Securities;
            or

                  (z) to exchange such Certificated Securities for an equal
            principal amount of Certificated Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written
            instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (2) so long as such Securities are Restricted Securities, such
            Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                        (A) if such Certificated Securities are being delivered
                  to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                        (B) if such Certificated Securities are being
                  transferred to the Company, a certification to that effect; or

                        (C) if such Certificated Securities are being
                  transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibit C, if applicable) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend.

                  (iv) Restrictions on Transfer of a Certificated Security for a
            Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

      Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

      (I) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit C, that such Certificated Security (A) is being transferred to a QIB in accordance with Rule 144A under the Securities Act or (B) is being transferred pursuant to and in compliance with Rule 144 under the Securities Act; and

      (II) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

      (b) Subject to the succeeding Section 2.12(c), every Security shall be subject to the restrictions on transfer provided in the Legend including the delivery of an opinion of counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit C, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

      (c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

      (d) As used in the preceding two paragraphs of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, loan, hypothecation, or other disposition of any Security.

      (e) The provisions of this clause (e) shall apply only to Global
Securities:

      (1) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that
            (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and a successor Depositary is not appointed by the Company within 90 days or (ii) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a person other than the Depositary or a nominee thereof shall not be a Global Security.

      (2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

      (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

      (4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

      (5) Neither any members of, or participants in, the Depositary (collectively, the "AGENT MEMBERS") nor any other persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

      Section 2.13. CUSIP Numbers. The Company may issue the Securities with one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

      Section 2.14. Ranking. The indebtedness of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and will constitute a senior unsecured general obligation of the Company, ranking equally with other existing and future senior unsecured Indebtedness of the Company and ranking senior in right of payment to any future Indebtedness of the Company that is expressly made subordinate to the Securities by the terms of such Indebtedness. For purposes of this Section 2.14 only, "INDEBTEDNESS" means, without duplication, the principal or face amount of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations to pay the deferred purchase price of property or services, (v) all obligations as lessee that are capitalized in accordance with generally accepted accounting principles, and (vi) all Indebtedness of others guaranteed by the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

                                   ARTICLE 3
                            REDEMPTION AND PURCHASES

      Section 3.01. Company's Right To Redeem; Notices To Trustee. Prior to May 5, 2008, the Securities will not be redeemable at the Company's option. Beginning on May 5, 2008, if, for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the Trading Day immediately preceding the date of mailing of the notice of redemption pursuant to Section 3.03, the Sale Price of the Common Stock shall have exceeded 130% of the Conversion Price in effect on the last Trading Day of such period, the Company, at its option, may redeem the Securities in accordance with the provisions of this Section 3.01 and
Section 5 of the Securities for cash at any time as a whole, or from time to time in part, at a redemption price (the "REDEMPTION PRICE") equal to the principal amount of the Securities to be redeemed together in each case with accrued and unpaid Interest, and accrued and unpaid Liquidated Damages, if any, on the

Securities redeemed to (but excluding) the Redemption Date. If the Company elects to redeem Securities pursuant to this Section 3.01 and Section 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price.

      The Company shall give the notice to the Trustee provided for in this
Section 3.01 by a Company Order at least 30 days (if the Securities are to be redeemed in full) or at least 40 days (if the Securities are to be redeemed in part), but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

      Section 3.02. Selection Of Securities To Be Redeemed. If less than all of the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed from the outstanding Securities not previously called for redemption, by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection of the Securities or portions of the Securities to be redeemed and shall notify the Company of such selection within three Business Days after it receives the notice provided for in Section 3.01 from outstanding Securities not previously called for redemption.

      Securities and portions of Securities that the Trustee selects shall be in principal amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of the Securities to be redeemed.

      Securities and portions of Securities that are to be redeemed are convertible, pursuant to Section 10.01(a), by the Holder until the close of business on the Business Day prior to the Redemption Date. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

      Section 3.03. Notice Of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

      The notice shall identify the Securities to be redeemed and shall state:

      (1)   the Redemption Date;

      (2)   the Redemption Price;

      (3)   the Conversion Rate on the date of such notice;

      (4)   the name and address of the Paying Agent and Conversion Agent;

      (5) that Securities called for redemption may be converted at any time before the close of business on the Business Day prior to the Redemption Date;

      (6) that Holders who want to convert their Securities must satisfy the requirements set forth in Article 10 hereof;

      (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

      (8) if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

      (9) that, unless the Company defaults in making payment of such Redemption Price, Interest and Liquidated Damages, if any, on Securities called for redemption will cease to accrue on and after the Redemption Date; and

      (10)  the CUSIP number(s) of the Securities.

      At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least seven Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.03.

      Section 3.04. Effect Of Notice Of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities that are converted in accordance with the terms of this Indenture. If the Company has complied with the deposit requirement of Section 3.05, from and after the Redemption Date, Securities called for redemption shall cease to be outstanding and shall no longer accrue Interest or Liquidated Damages, if any, and the Holders thereof shall only be entitled to receive the Redemption Price with respect to such Securities. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

      Section 3.05. Deposit Of Redemption Price. Prior to 11:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 10. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

      Section 3.06. Securities Redeemed In Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.

      Section 3.07. [Reserved]

      Section 3.08. Purchase Of Securities At Option Of The Holder Upon Change Of Control. (a) If a Change of Control has occurred, all or any portion of the outstanding Securities of any Holder equal to $1,000 or an integral multiple of $1,000, not previously called for redemption, shall be purchased by the Company, at the option of the Holder thereof, at a purchase price equal to the principal amount of those Securities, plus accrued and unpaid Interest and accrued and unpaid Liquidated Damages, if any, on those Securities (the "CHANGE OF CONTROL PURCHASE PRICE"), to but not including the purchase date selected by the Company (the "CHANGE OF CONTROL PURCHASE DATE") that is a Business Day not less than 25 nor more than 40 Business Days after the Company Notice Date (as defined in Section 3.08(b)), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.08(c).

      (b) No later than 30 days after the occurrence of a Change of Control, the Company shall mail a written notice of the Change of Control by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law), which notice shall comply with the requirements of Section 3.09(d) (the "COMPANY NOTICE"). As used in this Indenture, the "COMPANY NOTICE DATE" means the date on which the Company sends the Company Notice.

      (c) A Holder may exercise its rights specified in Section 3.08(a) upon delivery of a written notice of purchase (a "CHANGE OF CONTROL PURCHASE NOTICE") to the Paying Agent at any time on or prior to the close of business on the second Business Day immediately preceding the Change of Control Purchase Date stating:

            (i) the certificate number of the Security which the Holder will deliver to be purchased or the appropriate Depositary procedures if Certificated Securities have not been issued;

            (ii) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple of $1,000;

            (iii) that such Security shall be purchased pursuant to the terms and conditions specified in Section 6 of the Securities and in this Indenture; and

            (iv) that, in the event the Company elects, pursuant to Section 3.09, to pay the Change of Control Purchase Price, in whole or in part, in shares of Applicable Stock but such portion of the Change of Control Purchase Price shall ultimately be paid to such Holder entirely in cash because any of the conditions to payment of the Change of Control Purchase Price in shares of Applicable Stock are not satisfied prior to the close of business on the last day prior to the relevant Change of Control Purchase Date, as set forth in Section 3.09, whether such Holder elects
      (i) to withdraw such Change of Control Purchase Notice as to some or all of the Securities to which such Change of Control Purchase Notice relates (stating the principal amount and certificate numbers, if any, of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Change of Control Purchase Price for all Securities (or portions thereof) to which such Change of Control Purchase Notice relates.

      (d) The delivery of such Security to the Paying Agent with the Change of Control Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor; provided, however, that such Change of Control Purchase Price shall be so paid pursuant to this Section 3.08 and Section 3.09 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice.

      (e) If a Holder, in such Holder's Change of Control Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.12, fails to indicate such Holder's choice with respect to the election set forth in Section 3.08(c)(iv), such Holder shall be deemed to have elected to receive cash in respect of the entire Change of Control Purchase Price for all Securities subject to such Change of Control Purchase Notice in the circumstances set forth in such Section 3.08(c)(iv).

      (f) The Company shall purchase from the Holder thereof, pursuant to this
Section 3.08 and Section 3.09, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

      Section 3.09. Company's Right To Elect Manner Of Payment Change Of Control Purchase Price For Payment. (a) The Securities to be purchased on any Change of Control Purchase Date pursuant to Section 3.08 may be paid for, in whole or in part, at the election of the Company, in U.S. legal tender ("CASH") or shares of Applicable Stock, or in any combination of cash and shares of Applicable Stock, subject to the conditions set forth in Sections 3.09(c) and Section 3.09(d). Each Holder whose Securities are purchased pursuant to Section 3.08 shall receive the same percentage of cash or shares of Applicable Stock in payment of the Change of Control Purchase Price for such Securities, except as provided in
Section 3.09(c)(i) with regard to the payment of cash in lieu of fractional shares of Applicable Stock. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders, unless, as set forth in Section 3.09(c)(ii), the Company fails to satisfy any condition to the payment of the Change of Control Purchase Price in whole or in part, in shares of Applicable Stock, in which case the Change of Control Purchase Price shall be paid in cash.

      (b) Purchase with Cash. If the Company does not elect to pay with Applicable Stock pursuant to Section 3.09(c), the Change of Control Purchase Price of Securities in respect of which a Change of Control Purchase Notice pursuant to Section 3.08(c) has been given shall be paid in cash.

      (c) Payment by Delivery of Shares of Applicable Stock. At the option of the Company, the Change of Control Purchase Price of Securities in respect of which a Change of Control Purchase Notice pursuant to Section 3.08(c) has been given, or a specified percentage thereof, may be paid by the Company by the delivery of a number of shares of Applicable Stock equal to the quotient obtained by dividing (x) the portion of the Change of Control Purchase Price to be paid in shares of Applicable Stock by (y) the Market Price determined by the Company, subject to clause (ii) below.

            (i) No Fractional Shares. The Company will not issue fractional shares of Applicable Stock in payment of the Change of Control Purchase Price. Instead, the Company will pay cash for all fractional shares based on the Market Price of the Applicable Stock. For purposes of determining the existence of potential fractional shares, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are presented).

            (ii) Conditions to Delivery of Applicable Stock. The Company's right to satisfy the Change of Control Purchase Price through the delivery of shares of Applicable Stock shall be conditioned upon:

                  (1) the Company's not having given its Company Notice of an election to pay entirely in cash and
            its giving of timely Company Notice of an election to purchase all or a specified percentage of the Securities with shares of Applicable Stock as provided herein;

                  (2) the registration of such shares of Applicable Stock under the Securities Act and the Exchange Act, in each case if required;

                  (3) the approval for listing of such shares of Applicable
            Stock on a United States national securities exchange or the approval for quotation of such shares of Applicable Stock in an inter-dealer quotation system of any registered United States national securities association;

                  (4) any necessary qualification or registration under
            applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (5) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the shares of Applicable Stock are in conformity with this Indenture and (B) the shares of Applicable Stock to be issued by the Company in payment of the Change of Control Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Change of Control Purchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and stating that the conditions in clauses (1) through (4) above have been satisfied. Such Officers' Certificate shall also set forth the number of shares of Applicable Stock to be issued for each $1,000 principal amount of Securities and the Sale Price of a share of Applicable Stock on each Trading Day during the period commencing on the first Trading Day of the period during which the Market Price is calculated and ending on the third Trading Day prior to the applicable Change of Control Purchase Date.

      If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the last day prior to the Change of Control Purchase Date and the Company has elected to purchase the Securities pursuant to this Section 3.09 through the issuance of shares of Applicable Stock, the Company shall pay the entire Change of Control Purchase Price of the Securities of such Holder or Holders in cash.

      Upon determination of the actual number of shares of Applicable Stock to be issued upon repurchase of Securities, the Company shall disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on the Company's Web site or through such other public medium as the Company may use at that time.

      (d) Company Notice Requirements. The "COMPANY NOTICE" shall contain the following, as applicable:

            (i) In all cases:

                  (1) A brief statement of the events causing the Change of
            Control and the date of such Change of Control;

                  (2) A designation of whether the Company will purchase the
            Securities for cash or shares of Applicable Stock, or, if a combination thereof, the percentages of the Change of Control Purchase Price that it will pay in cash or shares of Applicable Stock;

                  (3) A form of Change of Control Purchase Notice;

                  (4) The date by which the Change of Control Purchase Notice pursuant to this Section 3.08 must be delivered to the Paying Agent in order for a Holder to exercise the repurchase rights, which shall be the second Business Day prior to the Change of Control Purchase Date;

                  (5) The Change of Control Purchase Date;

                  (6) The Change of Control Purchase Price and the Conversion
            Rate as of the date of the Company Notice;

                  (7) The name and address of the Paying Agent and the
            Conversion Agent;

                  (8) A statement that Securities as to which a Change of
            Control Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article 10 hereof and
            Section 8 of the

            Securities if the applicable Change of Control Purchase Notice has been irrevocably withdrawn prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date in accordance with the terms of this Indenture;

                  (9) A statement that Securities must be surrendered to the
            Paying Agent to collect payment;

                  (10) A statement that the Change of Control Purchase Price for any Security as to which a Change of Control Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Change of Control Purchase Date and the time of surrender of such Security as described in (9) above;

                  (11) A brief statement of the procedures the Holder must
            follow to exercise its rights under Section 3.08;

                  (12) A brief statement of the conversion rights with respect to the Securities, which may be by reference to Article 10 of this Indenture;

                  (13) A brief statement of the timing for withdrawing a Change of Control Purchase Notice or submitting a conditional withdrawal pursuant to the terms of Section 3.08(c)(iv) or Section 3.12;

                  (14) A statement that, unless the Company defaults in making payment on Securities for which a Change of Control Purchase Notice has been submitted, Interest or Liquidated Damages, if any, on such Securities will cease to accrue on and after the Change of Control Purchase Date; and

                  (15) the CUSIP number of the Securities.

            (ii) In the event the Company has elected to pay the Change of Control Purchase Price (or a specified percentage thereof) with shares of Applicable Stock, the Company Notice shall state, in addition to the items specified in 3.09(d)(i):

                  (1) that each Holder will receive a number of shares of
            Applicable Stock equal to the quotient obtained by dividing (i) the portion of the Change of Control Purchase Price to be paid in shares of Applicable

            Stock, by (ii) the Market Price (except any cash amount to be paid in lieu of fractional shares);

                  (2) briefly, the definition of Market Price under this
            Indenture as it relates to the shares of Applicable Stock; and

                  (3) state that because the Market Price of shares of
            Applicable Stock will be determined prior to the Change of Control Purchase Date, Holders of the Securities will bear the market risk with respect to the value of the shares of Applicable Stock to be received from the date such Market Price is determined to the Change of Control Purchase Date.

            (iii) At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense, if, at least three Business Days before the applicable Company Notice Date, the Company shall have delivered an Officers' Certificate to the Trustee specifying the information required by Section 3.9(d) in the Company Notice.

      Section 3.10. Covenants of the Company. All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

      Section 3.11. Taxes. If a Holder of a purchased Security is paid in shares of Applicable Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Applicable Stock; provided that the Holder shall pay any such tax which is due because the Holder requests the Applicable Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Applicable Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax that will be due because the shares of Applicable Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

      Section 3.12. Effect Of Change Of Control Purchase Notice. (a) Upon receipt by the Paying Agent of the Change of Control Purchase Notice specified in Section 3.08(c), and regardless of whether the Security in respect of which the Change of Control Purchase Notice was given is delivered to the Paying Agent, the Holder of the Security in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled solely to receive the Change of Control Purchase Price with respect to such Security. Such Change of Control Purchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, promptly following the later of (x) the Change of Control Purchase Date with respect to such Security and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08. Securities in respect of which a Change of Control Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Change of Control Purchase Notice unless such Change of Control Purchase Notice has first been validly and irrevocably withdrawn as specified in the following two paragraphs.

      (b) A Change of Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Change of Control Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date specifying:

      (1) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted,

      (2) the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

      (3) the principal amount, if any, of such Security which remains subject to the original Change of Control Purchase Notice and which has been or will be delivered for purchase by the Company.

      (c) A written notice of withdrawal of a Change of Control Purchase Notice may be in the form (i) set forth in Section 3.12(b), (ii) of a conditional withdrawal contained in a Change of Control Purchase Notice pursuant to the terms of Section 3.08(c)(iv) or (iii) a conditional withdrawal in a written notice of withdrawal delivered to the Paying Agent as set forth in Section 3.12(b) that also contains the information set forth in Section 3.08(c)(iv).

      (d) There shall be no purchase of any Securities pursuant to Section 3.08 if there has occurred (prior to, on or after the giving, by the Holders of such Securities, of the required Change of Control Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change of Control Purchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Change of Control Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Change of Control Purchase Price with respect to such Securities) in which case, upon such return, the Change of Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

      (e) The Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Purchase Notice or written withdrawal thereof.

      Section 3.13. Deposit Of Change Of Control Purchase Price. Prior to 11:00 a.m. (local time in the City of New York) on the Business Day following the Change of Control Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash (in immediately available funds if deposited on such Business Day) or Applicable Stock, if permitted hereunder, sufficient to pay the aggregate Change of Control Purchase Price of all the Securities or portions thereof that are to be purchased as of the Change of Control Purchase Date. Upon such deposit, Securities being purchased shall cease to be outstanding and shall no longer accrue interest or Liquidated Damages, if any, and the Holders thereof shall only be entitled to receive the Change of Control Purchase Price with respect to such Securities. Upon surrender to the Paying Agent, such Securities shall be paid at the Change of Control Purchase Price.

      If the Company has elected to pay the Change of Control Purchase Price in Applicable Stock, as soon as practicable after the Change of Control Purchase Date the Company shall deliver to each Holder entitled to receive shares of Applicable Stock through the Paying Agent, a certificate for the number of full shares of Applicable Stock issuable in payment of the Change of Control Purchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for the shares of Applicable Stock is registered shall be treated as a holder of record of Applicable Stock on the Business Day following the Change of Control Purchase Date. No payment or adjustment will be made for dividends on the shares of Applicable Stock the record date for which occurred on or prior to the Change of Control Purchase Date.

      Section 3.14. Securities Purchased In Part. Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

      Section 3.15. Covenant To Comply With Securities Laws Upon Purchase Of Securities. When complying with the provisions of Section 3.08 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall
(i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under
Section 3.08 to be exercised in the time and in the manner specified in Sections 3.08.

      Section 3.16. Repayment To The Company. The Trustee and the Paying Agent shall return to the Company any cash or shares of Applicable Stock that remain unclaimed as provided in Section 8.02 hereof, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that to the extent that the aggregate amount of cash or shares of Applicable Stock deposited by the Company pursuant to Section 3.13 exceeds the aggregate Change of Control Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Change of Control Purchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Change of Control Purchase Date, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

                                   ARTICLE 4
                                    COVENANTS

      Section 4.01. Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts of cash in immediately available funds or shares of Applicable Stock to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 11:00 a.m., New York City time, by the Company. The principal amount of, and Interest and Liquidated Damages, if any, on the Securities, and the Redemption Price and the Change of Control Purchase Price shall be considered paid on the applicable date due if on such date (or, in the case of Change of Control Purchase Price, on the Business Day following the applicable Change of Control Purchase Date) the Trustee or the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due.

      Section 4.02. SEC And Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the

Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates).

      Section 4.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending in December, 2003) an Officers' Certificate, stating whether or not to the knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

      Section 4.04. Further Instruments And Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

      Section 4.05. Maintenance Of Office Or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of U.S. Bank National Association located at c/o U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, NY 10005, Attention: Corporate Trust Services, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

      The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

      Section 4.06. Delivery Of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, or in accordance with Section 3.08(c), the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "RULE 144A INFORMATION" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

      Section 4.07. Registration Rights. The Company shall use its best efforts to effect the registration with the SEC of the Securities and the Common Stock issuable upon conversion of the Securities in the manner and pursuant to the terms of the Registration Rights Agreement.

      Section 4.08. Liquidated Damages Notice. In the event that the Company is required to pay Liquidated Damages to holders of Securities pursuant to the Registration Rights Agreement, the Company will provide written notice ("LIQUIDATED DAMAGES NOTICE") to the Trustee of its obligation to pay Liquidated Damages no later than fifteen days prior to the payment date for the Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty to any holder of Securities to determine the Liquidated Damages, or with respect to the nature, extent or calculation of the amount of Liquidated Damages when made, or with respect to the method employed in such calculation of the Liquidated Damages. Unless and until the Trustee shall receive a Liquidated Damages Notice, the Trustee may assume without inquiry that no Liquidated Damages are payable.

                                   ARTICLE 5
                                SUCCESSOR PERSON

      Section 5.01. When Company May Merge Or Transfer Assets. The Company shall not consolidate with or merge with or into any other Person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, unless:

            (a) either (1) the Company shall be the continuing corporation or
      (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Company (i) shall be organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

            (b) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

            (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

      For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute substantially all of the properties and assets of the Company, shall be deemed to be the transfer of substantially all of the properties and assets of the Company.

      The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

                                   ARTICLE 6
                              DEFAULTS AND REMEDIES

      Section 6.01. Events Of Default. So long as any Securities are outstanding, each of the following shall be an "EVENT OF DEFAULT":

            (1) following the exercise by the Holder of the right to convert a Security in accordance with Article 10 hereof, the Company (x) fails to deliver the cash, if any, required to be delivered as part of the applicable Conversion Settlement Distribution on the applicable Conversion Settlement Date and such failure continues for ten days or (y) fails to deliver the Common Stock required to be delivered as part of the applicable Conversion Settlement Distribution as required pursuant to
      Section 10.02(d)(ii);

            (2) the Company defaults in its obligation to repurchase any Security, or any portion thereof, upon the exercise by the Holder of such Holder's right to require the Company to purchase such Securities pursuant to and in accordance with Section 3.08 hereof;

            (3) the Company defaults in its obligation to redeem any Security, or any portion thereof, called for redemption by the Company pursuant to and in accordance with Section 3.01 hereof.

            (4) the Company defaults in the payment of the principal amount of any Security when the same becomes due and payable at its Stated Maturity or the payment of any portion of the principal amount of any Security, when the same becomes due and payable;

            (5) the Company defaults in the payment of any Interest or Liquidated Damages when due and payable, and continuance of such default for a period of 30 days;

            (6) the Company fails to comply with any of its agreements or covenants in the Securities or this Indenture (other than those referred to in clause (1) through clause (5) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

            (7) a failure to pay when due at maturity or a default, event of default or other similar condition or event (however described) that results in the acceleration of maturity of any indebtedness for borrowed money of the Company or any Designated Subsidiary (other than Maxtor Technology

      (Suzhou) Co., Ltd., to the extent it would otherwise qualify as a Designated Subsidiary under this Indenture) in an aggregate amount of $25 million or more, unless the acceleration is rescinded, stayed or annulled within 30 days after receipt by the Company of a Notice of Default; provided, however, that the occurrence of an early amortization event (and any resulting events) under any receivables securitization program entered into from time to time among the Company, it wholly-owned special purpose Subsidiaries (a "SECURITIZATION SUBSIDIARY") and financial institutions will not constitute an Event of Default; provided further that notwithstanding the foregoing, any early amortization event that requires the Company to repurchase for cash in an aggregate amount of $25 million or more receivables from a Securitization Subsidiary that arises as a result of an intentional misrepresentation by the Company at the time of the initial sale of such receivables by the Company to such Securitization Subsidiary shall be an Event of Default, unless such repurchase is rescinded or annulled within 30 days after receipt by the Company of a Notice of Default;

            (8) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; and

            (9) the commencement by the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, to the entry of a decree or order for relief in respect of the

      Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, of an assignment for the benefit of creditors, or the admission by the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, expressly in furtherance of any such action.

      For the avoidance of doubt, clauses (6) and (7) above shall not constitute an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee, of such default and the Company does not cure such default (and such default is not waived) within the time specified in clauses (6) and (7) above after actual receipt of such notice. Any such notice must specify the default, demand that it be remedied and state that such notice is a "NOTICE OF DEFAULT."

      The Trustee shall, within 90 days of the occurrence of an Event of Default, give to the Holders of the Securities notice of all uncured Events of Defaults known to it and written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto; provided, however, the Trustee shall be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such Holders, except in the case of an Event of Default specified in clauses (1) through (5) of this Section 6.01.

      Section 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(8) or 6.01(9)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the principal amount of the Securities together with any accrued and unpaid Interest and accrued and unpaid Liquidated Damages, if any on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 6.01(8) or 6.01(9) occurs and is continuing, the principal amount of the Securities together with any accrued and unpaid Interest and accrued and unpaid Liquidated Damages, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount of the Securities and any accrued and unpaid Interest, and accrued and unpaid Liquidated Damages, if any, that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.07 have been paid. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

      For the avoidance of doubt, nothing in this Indenture is intended to provide creditor rights for amounts in excess of the principal amount of any Security, plus accrued and unpaid Interest and Liquidated Damages, if any.

      Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Liquidated Damages, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

      The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

      Section 6.04. Waiver Of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing or past Event of Default and its consequences except (1) an Event of Default described in Section 6.01 clauses (1) through (5) or (2) an Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When an Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

      Section 6.05. Control By Majority. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it. This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such
Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

      Section 6.06. Limitation On Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (2) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

            (5) the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

      A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

      Section 6.07. Rights Of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of the Securities and any accrued and unpaid Interest, accrued and unpaid Liquidated Damages, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date or Change of Control Purchase Date, and to convert the

Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

      Section 6.08. Collection Suit By Trustee. If an Event of Default described in Section 6.01(2), 6.01(3) or 6.01(4) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

      Section 6.09. Trustee May File Proofs Of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Liquidated Damages, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

      (a) to file and prove a claim for the whole principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Liquidated Damages, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under
Section 7.07) and of the Holders allowed in such judicial proceeding, and

      (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

      FIRST: to the Trustee for amounts due under Section 7.07;

      SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Liquidated Damages, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

      THIRD: the balance, if any, to the Company.

      The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

      Section 6.11 . Undertaking For Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This Section 6.11 shall be in lieu of
Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

      Section 6.12. Waiver Of Stay, Extension Or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Liquidated Damages, if any, on Securities, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7
                                     TRUSTEE

      Section 7.01. Duties Of Trustee. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (b) Except during the continuance of an Event of Default:

            (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This Section 7.01(b) shall be in lieu of
                  Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

      (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

      (1)   this Section (c) does not limit the effect of Section 7.01(b);

      (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

      (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

      Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and

315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

      (d) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

      (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.

      (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

      Section 7.02 . Rights Of Trustee. Subject to its duties and responsibilities under the TIA.

      (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

      (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

      (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

      (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

      (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

      (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

      (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

      (i) the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

      (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder; and

      (k) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

      Section 7.03. Individual Rights Of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

      Section 7.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

      Section 7.05. Notice Of Defaults. If an Event of Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Event of Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Event of Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of an Event of Default described in Section 6.01(1) and 6.01(2), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Securityholders. The preceding sentence shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Event of Default unless a Responsible Officer of the Trustee has received written notice of such Event of Default, which notice specifically references this Indenture and the Securities.

      Section 7.06. Reports By Trustee To Holders. Within 75 days after each December 31 beginning with the December 31 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such December 31 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

      A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

      Section 7.07. Compensation And Indemnity. The Company agrees:

      (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

      (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

      (c) to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including attorney's fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

      To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount of, or the Redemption Price, Change of Control Purchase Price, Interest, or Liquidated Damages, if any, as the case may be, on particular Securities.

      The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(8) or 6.01(9), the expenses, including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any bankruptcy law.

      Section 7.08. Replacement Of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section
7.08. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

      (1)   the Trustee fails to comply with Section 7.10;

      (2)   the Trustee is adjudged bankrupt or insolvent;

      (3) a receiver or public officer takes charge of the Trustee or its property; or

      (4)   the Trustee otherwise becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

      If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

      If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      Section 7.09. Successor Trustee By Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

      Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA
Section 310(b).

      Section 7.11. Preferential Collection Of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8
                             DISCHARGE OF INDENTURE

      Section 8.01. Discharge Of Liability On Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced or repaid pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable or subject to redemption and the

Company deposits with the Trustee or the Paying Agent cash and/or, in the case of a redemption, Applicable Stock, sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

      Section 8.02. Repayment To The Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

                                   ARTICLE 9
                                   AMENDMENTS

      Section 9.01. Without Consent Of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder to:

      (a) add to the covenants of the Company for the benefit of the Holders of Securities;

      (b) surrender any right or power herein conferred upon the Company;

      (c) provide for conversion rights of Holders of Securities if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs;

      (d) provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 5 hereof;

      (e) increase the Conversion Rate; provided, however, that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Securities (after taking into account tax and other consequences of such increase);

      (f) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

      (g) make any changes or modifications necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such action pursuant to this clause (g) does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect;

      (h) cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture; provided, however, that such action pursuant to this clause (h) does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect;

      (i) add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders of Securities.

      Section 9.02. With Consent Of Holders. Except as provided below in this
Section 9.02, this Indenture or the Securities may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case with the written consent of the Holders of at least a majority of the principal amount of the Securities at the time outstanding, or by the adoption of a resolution at a meeting of Holders at which a quorum is present by at least a majority in aggregate principal amount of the Notes represented at the meeting, the Company may modify and amend this Indenture or the Notes and waive noncompliance by the Company.

      Without the written consent or the affirmative vote of each Holder of Securities affected thereby, an amendment, supplement or waiver under this
Section 9.02 may not:

      (a) change the maturity of any Security, or the payment date of any installment of Interest or Liquidated Damages payable on any Security;

      (b) reduce the principal amount of, or the Interest or Liquidated Damages payable on, or the Redemption Price or Change of Control Purchase Price of, any Security;

      (c) impair or adversely affect the conversion rights of any Holder of Securities;

      (d) change the currency of any amount owed or owing under the Security or any Interest or Liquidated Damages thereon from U.S. Dollars;

      (e) alter the manner of calculation or otherwise modify the rate of accrual of Interest and Liquidated Damages on, or Redemption Price or Change of Control Purchase Price of, any Security, or extend time for payment of any amounts due and payable to the Holders of the Securities;

      (f) impair the right of any Holder to institute suit for the enforcement of any payment or with respect to, or conversion of, any Security;

      (g) modify the Company's obligation to maintain an office or agency in New York pursuant to Section 4.05;

      (h) adversely affect the purchase right of the Holders of the Securities as provided in Article 3 or the right of the Holders of the Securities to convert any Security as provided in Article 10, except as otherwise permitted pursuant to Article 5 or Section 10.05 hereof;

      (i) modify the provisions of Sections 3.01 through 3.06 in a manner adverse to the Holders of the Securities;

      (j) modify any of the provisions of this Section, or reduce the percentage of the aggregate principal amount of outstanding Securities required to amend, modify or supplement the Indenture or the Securities or waive an Event of Default, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; or

      (k) reduce the percentage of the aggregate principal amount of the outstanding Securities the consent of whose Holders is required for any waiver provided for in this Indenture.

      It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

      Nothing in this Section 9.02 shall impair the ability of the Company and the Trustee to amend this Indenture or the Securities without the consent of any Securityholder to provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 5 hereof.

      Section 9.03. Compliance With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

      Section 9.04. Revocation And Effect Of Consents, Waivers And Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

      Section 9.05. Notation On Or Exchange Of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

      Section 9.06. Trustee To Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

      Section 9.07. Effect Of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this

Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 10
                                   CONVERSIONS

      Section 10.01. Conversion Privilege. Subject to and upon compliance with the provisions of this Article 10, a Holder of a Security shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Security into shares of Common Stock at the Conversion Rate in effect on the Conversion Date at any time prior to the earlier of, as applicable: (a) the close of business on the date of the Stated Maturity, and (b) if such Security has been called for redemption pursuant to Section 3.01, the close of business on the Business Day preceding the applicable Redemption Date. Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Change of Control Purchase Notice exercising such Holder's option to require the Company to repurchase such Security may be converted only if such notice is withdrawn in accordance with Section 3.12 hereof. Notwithstanding any other provision of the Securities or this Indenture, all Securityholders' rights with respect to conversion of the Securities and the Company's obligation to deliver shares of Common Stock upon such conversion (the "CONVERSION OBLIGATION"), are subject, in their entirety, to the Company's right, in its sole and absolute discretion, to elect to satisfy such Conversion Obligation in any manner permitted pursuant to
Section 10.03.

      Section 10.02. Conversion Procedure; Conversion Price; Fractional Shares.

      (a) Subject to the Company's rights under Section 10.03, each Security shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock. The rate at which shares of Common Stock shall be delivered upon conversion (the "CONVERSION RATE") shall be initially 81.5494 shares of Common Stock for each $1,000 principal amount of Securities. The Conversion Rate shall be adjusted in certain instances as provided in Section 10.04 hereof, but shall not be adjusted for any accrued and unpaid Interest, or Liquidated Damages, if any. Upon conversion, no payment shall be made by the Company with respect to any accrued and unpaid Interest, if any. Instead, such amount shall be deemed paid by the applicable Conversion Settlement Distribution delivered upon conversion of any Security. In addition, no payment or adjustment shall be made in respect of dividends on the Common Stock with a record date prior to the date of conversion. The Company shall not issue any fraction of a share of Common Stock in connection with any conversion of Securities, but instead shall, subject to Section 10.04(i) hereof, make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the average of the Sale Price of the Common Stock on the last five Trading Days prior to the Conversion Settlement Date.

      (b) Before any Holder of a Security shall be entitled to convert the same into Common Stock, such Holder shall (1) in the case of Global Securities, comply with the procedures of the Depositary in effect at that time, and in the case of Certificated Securities, surrender such Securities, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and (2) give written notice to the Company in form on reverse of such Certificated Security (a "NOTICE OF CONVERSION") at said office or place that such Holder elects to convert the same and shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock included in the Conversion Settlement Distribution, if any, to be registered.

      Before any such conversion, a Holder also shall pay all taxes or duties, if any, as provided in Section 10.06 and any amount payable pursuant to Section 10.02(g).

      If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock, if any, that shall be deliverable upon conversion as part of the Conversion Settlement Distribution shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

      (c) A Security shall be deemed to have been converted as of the close of business on the date (the "CONVERSION DATE") that is the latest of (i) the date the Holder has complied with Section 10.02(b), (ii) the expiration of the Cash Settlement Notice Period or (iii) if the Company elects to pay cash in lieu of Common Stock pursuant to Section 10.03, the expiration of the Conversion Retraction Period.

      (d) Subject to the next succeeding sentence, the Company will, as soon as practicable following the Conversion Settlement Date, (i) pay the cash component (including cash in lieu of any fraction of a share to which such Holder would otherwise be entitled), if any, of the Conversion Settlement Distribution determined pursuant to Section 10.03 to the Holder of a Security surrendered for conversion, or such Holder's nominee or nominees, and (ii) issue, or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder's nominee or nominees, certificates for the number of full shares of Common Stock, if any, to which such Holder shall be entitled as part of such Conversion Settlement Distribution. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register, and the Person or Persons entitled to receive the Common Stock as part of the applicable Conversion Settlement Distribution upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock, as of the close of business on the applicable Conversion Settlement Date.

      (e) In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of Section 10.06 hereof), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

      (f) By delivering the applicable Conversion Settlement Distribution upon conversion of any Security to the Conversion Agent or to the Holder or such Holder's nominee or nominees, the Company will have satisfied in full its Conversion Obligation with respect to such Security, and upon such delivery accrued and unpaid Interest with respect to such Security will be deemed to be paid in full rather than canceled, extinguished or forfeited.

      (g) If a Securityholder delivers a Notice of Conversion after the Interest Record Date for a payment of Interest but prior to the corresponding Interest Payment Date, such Securityholder must pay to the Company, at the time such Securityholder surrenders Securities for conversion, an amount equal to the Interest, that has accrued and will be paid on the related Interest Payment Date. This Section 10.02(g) shall not apply to a Securityholder that converts Securities after an Interest Record Date for a payment of Interest but prior to the corresponding Interest Payment Date if (1) the Company has specified a Redemption Date during such period, (2) the Company has specified a Change of Control Purchase Date during such period or (3) any overdue Interest exists at the time of conversion with respect to the Securities converted. Notwithstanding the foregoing, the Company shall refund any amount paid by a Securityholder pursuant to this section 10.02(f) if the Cash Settlement Notice Period or, if the Company elects to pay cash in lieu of Common Stock pursuant to Section 10.03, the Cash Settlement Averaging Period, ends on or subsequent to the Interest Payment Date immediately following the date such Securityholder delivered a Notice of Conversion. Such refunded amount shall be paid at the time of delivery of the Conversion Settlement Distribution following conversion of any Securities.

      Section 10.03. Payment Of Cash In Lieu Of Common Stock.

      (a) If a Holder elects to convert all or any portion of a Security into shares of Common Stock as set forth in Section 10.01 and the Company receives such Holder's Notice of Conversion on or prior to the day that is 20 days prior to the Stated Maturity, or with respect to Securities call for redemption pursuant to Section 3.01, the applicable Redemption Date (the "FINAL NOTICE DATE"), the Company may choose to satisfy all or any portion of its Conversion Obligation in cash. Upon such election, the Company will notify such Holder through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is two Business Days following the Company's receipt of the Notice of Conversion as specified in Section 10.02 (such period, the "CASH SETTLEMENT NOTICE PERIOD"). If the Company elects to pay cash for any portion of the shares otherwise issuable to the Holder, the Holder may retract the Notice of Conversion at any time during the two Business Day period beginning on the day after the final day of the Cash Settlement Notice Period (the "CONVERSION RETRACTION PERIOD"); no such retraction can be made (and a Notice of Conversion shall be irrevocable) if the Company does not elect to deliver cash in lieu of shares of Common Stock (other than cash in lieu of fractional shares). With respect to any Notice of Conversion received by the Company prior to the Final Notice Date, the "CONVERSION SETTLEMENT DISTRIBUTION" for any Security subject to such Notice of Conversion shall consist of cash, Common Stock or a combination thereof, as selected by the Company as set forth below:

            (i) if the Company elects to satisfy the entire Conversion Obligation in shares of Common Stock, the Conversion Settlement Distribution shall be a number of shares equal to (1) the aggregate original principal amount at maturity of the Securities to be converted divided by 1,000, multiplied by (2) the Conversion Rate; provided that if on the date a Holder submits the Notice of Conversion such Holder with respect to Transfer Restricted Securities and there exists a Registration Default affecting the Common Stock, for purposes of this Section 10.03(a)(i) and Section 10.03(a)(iii), the Conversion Rate shall be multiplied by 1.03;

            (ii) if the Company elects to satisfy the entire Conversion Obligation in cash, the Conversion Settlement Distribution shall be cash in an amount equal to the product of:

                  (1) a number equal to the product of (x) the aggregate
            principal amount of Securities to be converted divided by 1,000 multiplied by (y) the Conversion Rate, and

                  (2) the average Sale Price of the Common Stock during the 20
            Trading Days beginning on the Trading Day immediately following the final day of the Conversion Retraction Period (the "CASH SETTLEMENT AVERAGING PERIOD"); and

            (iii) if the Company elects to satisfy a fixed portion (other than 100%) of the Conversion Obligation in cash, the Conversion Settlement Distribution shall consist of such cash amount ("CASH AMOUNT") and a number of shares equal to the greater of (1) zero and (2) the excess, if any, of the number of shares calculated as set forth in clause (i) above over the number of shares equal to the sum, for each day of the Cash Settlement

      Averaging Period, of (x) 5% of the Cash Amount, divided by (y) the Sale Price of the Common Stock on such day.

      (b) At any time on or before any Final Notice Date, the Company will notify the Trustee whether it intends to satisfy all or any portion of the Conversion Obligation with respect to conversions of Securities for which the Company receives a Notice of Conversion after such Final Notice Date and the dollar amount to be satisfied in cash (which must be expressed either as 100% or as a fixed dollar amount). In such case, the applicable Conversion Settlement Distribution will be computed in the same manner as set forth in clause (a) above except that the Cash Settlement Averaging Period shall be the 20 Trading Days beginning on the first Trading Day following the Company's receipt of the Notice of Conversion.

      SECTION 10.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

      (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by dividing the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

            (i) the numerator of which shall be the number of shares of the Common Stock outstanding at the close of business on the date fixed for such determination; and

            (ii) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 10.04(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

      (b) In case the Company shall issue rights (excluding any Rights pursuant to the Rights Agreement) or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined below) on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

            (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and

            (ii) the denominator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase.

      Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

      (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

      (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Company (other than dividends or distributions to which Section 10.04(a) applies) or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 10.04(b) and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 10.04(a)) (any of the foregoing hereinafter in this Section 10.04(d) called the "DISTRIBUTED ASSETS"), then, in each such case (unless the Company elects to reserve such Distributed Assets for distribution to the Holders upon the conversion of the Securities so that any such holder converting Securities will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Distributed Assets which such holder would have received if such holder had converted its Securities into Common Stock immediately prior to the Record Date (as defined in Section 10.04(h)(iii)) for such distribution of the Distributed Assets), the Conversion Rate shall be adjusted so that the same shall be equal to the rate determined by dividing the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

            (i) the numerator of which shall be the Current Market Price per share of the Common Stock on such Record Date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Distributed Assets so distributed applicable to one share of Common Stock; and

            (ii) the denominator of which shall be the Current Market Price per share of the Common Stock,

such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that in the event (1) the then Fair Market Value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date or
(2) the Current Market Price of Common Stock on the Record Date exceeds the then Fair Market Value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock by less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Assets such holder would have received had such holder converted each Security on the Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Fair Market Value of any distribution requiring an adjustment pursuant to this Section 10.04(d) can be determined by reference to the actual or when issued trading market for any securities, the Board of Directors must determine the Fair Market Value of such distribution by reference to the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

      Rights or warrants distributed by the Company to all holders of Common Stock (including any Rights pursuant to the Rights Agreement) entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"):
(i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section
10.04 (and no adjustment to the Conversion Rate under this Section 10.04 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this
Section 10.04(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this
Section 10.04 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

      No adjustment of the Conversion Rate shall be made pursuant to this
Section 10.04(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Company for distribution to holders of Securities upon conversion by such holders of Securities to Common Stock.

      For purposes of this Section 10.04(d) and Sections 10.04(a) and (b), any dividend or distribution to which this Section 10.04(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 10.04(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 10.04(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of Sections 10.04(a) and (b), and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 10.04(a).

      (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (an "EXTRAORDINARY CASH DIVIDEND") (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), which Extraordinary Cash Dividend, together with any cash and the Fair Market Value of any other consideration payable in respect of any tender or exchange offer for shares of Common Stock by the Company or one of the Subsidiaries of the Company made within the preceding 12 months for which no adjustment has been made in the Conversion Rate, shall exceed the greater of (A) the annualized amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require any adjustment of the Conversion Rate pursuant to this Section 10.04(e) (as adjusted to reflect subdivisions, or combinations of the Common Stock), and (B) 5.00% of the arithmetic average of the Sale Price of the Common Stock during the ten Trading Days immediately prior to the date of declaration of the Extraordinary Cash Dividend, then, in such case, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on such Record Date by a fraction,

            (i) the numerator of which shall be the Current Market Price of the Common Stock on the Record Date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock, and

            (ii) the denominator of which shall be such Current Market Price of the Common Stock,

such adjustment to be effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Security on the Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If an adjustment to the Conversion Rate is required to be made pursuant to this
Section 10.04(e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based on the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant to this Section 10.04(e). If an adjustment to the Conversion Rate is required to be made pursuant to this Section 10.04(e) as a result of a distribution that is not a quarterly dividend, such adjustment shall be based on the full amount of such distribution.

      (f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the last reported Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction

            (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of

      Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the last reported Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and

            (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by last reported Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

      (g) In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary for an amount that increases the offeror's ownership of Common Stock to more than twenty-five percent (25%) of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) that as of the last time (the "OFFER EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the last reported Sale Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Offer Expiration Time by a fraction

            (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "ACCEPTED PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the last reported Sale Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and

            (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Offer Expiration Time multiplied by the last reported Sale Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Offer Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 10.04(g) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Section 10.05.

      (h) For purposes of this Section 10.04, the following terms shall have the meaning indicated:

            (i) "CURRENT MARKET PRICE" shall mean the average of the daily Sale Prices per share of Common Stock for the ten consecutive Trading Days selected by the Company commencing no more than 30 Trading Days before and ending not later than the earlier of such date of determination and the day before the "ex" date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. For purpose of this paragraph, the term "ex" date,
      (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

In the event that another issuance, distribution, subdivision, combination or tender or exchange offer to which Section 10.04 applies occurs during the period applicable for calculating "Current Market Price" pursuant to the definition in the preceding paragraph, "Current Market Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision, combination or tender or exchange offer on the Sale Price of the Common Stock during such period.

            (ii) "FAIR MARKET VALUE" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

            (iii) "RECORD DATE" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

      (i) The Company may make such increases in the Conversion Rate, in addition to those required by Sections 10.04(a), (b), (c), (d), (e) or (f) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock resulting from any distribution; provided, however, that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Securities (after taking into account tax and other consequences of such increase).

To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Securities a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

      (j) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided, however, that any adjustments that by reason of this
Section 10.04 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, with one half-cent and
0.005 of a share, respectively, being rounded upward. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. To the extent the Securities become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities.

      (k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Security at his last address appearing on the Security register provided for in Section 2.03 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

      (l) In any case in which this Section 10.04 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 10.04(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 10.04(b), (4) the Expiration Time for any tender offer pursuant to Section 10.04(f), or (5) the Offer Expiration Time for a tender or exchange offer pursuant to Section 10.03(g) (each a "DETERMINATION DATE"), the Company may elect to defer until the occurrence of the relevant Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Security converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 10.04(a). For purposes of this Section 10.04(k), the term "ADJUSTMENT EVENT" shall mean:

            (i) in any case referred to in clause (1) hereof, the occurrence of such event,

            (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

            (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

            (iv) in any case referred to in clause (4) or clause (5) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

      (m) For purposes of this Section 10.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

      SECTION 10.05. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 10.04(c) applies or a change in par value, or from par value to no par value, or from no par value to par value), (ii) any consolidation, merger, statutory share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company substantially as an entirety to any other Person, in each case as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) providing that each Security shall be convertible, subject to the provisions of Section 10.03, into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, statutory share exchange, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Securities (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Securities) immediately prior to such reclassification, change, consolidation, merger, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, statutory share exchange, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, statutory share exchange, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("NONELECTING SHARE"), then for the purposes of this Section 10.05 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, statutory share exchange, combination, sale or conveyance for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10.

      The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Securities, at its address appearing on the Security register provided for in Section 2.03 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

      The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, statutory share exchanges, combinations, sales and conveyances.

      If this Section 10.05 applies to any event or occurrence, Section 10.04 shall not apply.

      SECTION 10.06. Taxes on Shares Issued. The issue of stock certificates on conversions of Securities shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Securities converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      SECTION 10.07. Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.

      (a) The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Securities from time to time as such Securities are presented for conversion.

      (b) Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

      (c) (i) The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities or in payment of the Change of Control Purchase Price will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

            (ii) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder or for payment of the Change of Control Purchase Price require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Securities and Exchange Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

            (iii) The Company further covenants that, if at any time the Common Stock shall be listed on the NYSE or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Security or in payment of the Change of Control Purchase Price; provided, however, that, if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock or the first payment of the Change of Control Purchase Price in Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities or in payment of the Change of Control Purchase Price in accordance with the requirements of such exchange or automated quotation system at such time.

      SECTION 10.08. Responsibility of Trustee. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Securities to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to

Section 10.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any event referred to in such Section 10.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

      Section 10.09. Notice To Holders Prior To Certain Actions. In case:

      (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 10.04; or

      (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

      (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger or statutory share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

      (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Securities at his address appearing on the register provided for in
Section 2.03 of this Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, or statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, or statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, or statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Unless and until the Trustee shall receive such notice, the Trustee may assume that no event required to be disclosed in a notice delivered pursuant to this Section
10.09 has occurred.

      Section 10.10. Rights Issued in Respect of Common Stock Issued upon Conversion. If the Company hereafter adopts any stockholder rights plan involving the issuance of preference share purchase rights or other similar rights (the "RIGHTS") to all holders of the Common Stock, a Securityholder shall be entitled to receive upon conversion of its Securities in addition to the shares of Common Stock issuable upon conversion the related Rights for the Common Stock, unless such Rights under the future stockholder rights plan have separated from the Common Stock at the time of conversion, in which case the Conversion Rate shall be adjusted as provided in Section 10.04(d) on the date such Rights separate from the Common Stock.

      Section 10.11. Unconditional Right Of Holders To Convert.

      (a) Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to convert its Security in accordance with this Article 10 and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

                                   ARTICLE 11
                                  MISCELLANEOUS

      Section 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

      Section 11.02. Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

       if to the Company:

       Maxtor Corporation
       500 McCarthy Boulevard,
       Milpitas, CA  95035
       Attn: General Counsel
       Fax: 303-678-3111

       if to the Trustee:

       U.S. Bank National Association
       550 S. Hope Street, 5th Floor
       Los Angeles, CA  90071
       Attn: Corporate Trust Services
       (Maxtor Corporation 6.80% Convertible Senior Notes due 2010)
       Fax:  213-533-8729

      The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

      Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

      Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

      If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

      Section 11.03. Communication By Holders With Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

      Section 11.04. Certificate And Opinion As To Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

      Section 11.05. Statements Required In Certificate Or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

            (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

      Section 11.06. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 11.07. Rules By Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

      Section 11.08. Legal Holidays. A "LEGAL HOLIDAY" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest shall accrue with respect to such payment for the intervening period.

      Section 11.09. GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      Section 11.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

      Section 11.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

      Section 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

      IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                   MAXTOR CORPORATION

                                   By:/s/ Paul J. Tufano
                                      ------------------------------------
                                      Name:  Paul J. Tufano
                                      Title: President, Chief Executive
                                             Officer and Acting Chief
                                             Financial Officer


                                   U.S. BANK NATIONAL ASSOCIATION, As
                                     Trustee

                                   By: /s/ Paula Oswald
                                      ------------------------------------
                                      Name:  Paula Oswald
                                      Title: Vice President

                                                                       EXHIBIT A

                        [FORM OF FACE OF GLOBAL SECURITY]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

      THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT);
(2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS

OF THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN THE LATER OF
(X) TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 ADOPTED UNDER THE SECURITIES ACT) OF THE ISSUER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ADDITION, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

      The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

                               MAXTOR CORPORATION

                     6.80% Convertible Senior Notes Due 2010

CUSIP:  577729AB2
ISSUE DATE:  _____________          [Principal Amount:  ____________]
No. ____

      MAXTOR CORPORATION, a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the principal amount of [_____________] dollars ($_____________), on April 30, 2010.

      Interest Rate: 6.80% per year.

      Interest Payment Dates: April 30 and October 30 of each year, commencing October 30, 2003.

      Interest Record Date: April 15 and October 15 of each year.

      Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: ______________                       MAXTOR CORPORATION


                                            By:___________________________
                                            Name:
                                            Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is one
of the Securities referred to in the
within-mentioned Indenture.


By__________________________________
Authorized Signatory

Dated: ________________

                      [FORM OF REVERSE OF GLOBAL SECURITY]

                     6.80% Convertible Senior Notes Due 2010

      This Security is one of a duly authorized issue of 6.80% Convertible Senior Notes Due 2010 (the "SECURITIES") of Maxtor Corporation, a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the "COMPANY"), issued under an Indenture, dated as of May 7, 2003 (the "INDENTURE"), between the Company and U.S. Bank National Association, as trustee (the "TRUSTEE"). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.    INTEREST.

      The Securities shall bear interest on the principal amount thereof at a rate of 6.80% per year. The Company shall also pay Liquidated Damages as set forth in the Registration Rights Agreement.

      Interest will be payable semi-annually on each Interest Payment Date to Holders at the close of business on the preceding Interest Record Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30 day months.

      The Company will pay Interest to a person other than the Securityholder of record on the Interest Record Date if the Company elects to redeem, or Securityholders elect to require the Company to repurchase, the Securities on a date that is after a Interest Record Date but on or prior to the corresponding Interest Payment Date. In that instance, the Company will pay accrued and unpaid Interest on the Securities being redeemed or purchased to, but not including, the Redemption Date or the Change of Control Purchase Date, as the case may be, to the same person to whom it will pay the principal of those Securities.

      If the principal amount of any Security, or any accrued and unpaid Interest or Liquidated Damages, if any, are not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to Section 3.01 of the Indenture and
Section 5 hereof, upon the date set for payment of the Change in Control Purchase Price pursuant to Section 3.08 of the Indenture and Section 6 hereof, upon the Stated Maturity of the Securities, upon the Interest Payment Dates or upon the Liquidated Damages Payment Dates (as defined in the Registration Rights Agreement), then in each such case the overdue amount shall, to the extent permitted by law, bear cash interest at the rate of 6.80% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable in cash on each Interest Payment Date, or, if earlier, the date such overdue amount is paid.

2.    METHOD OF PAYMENT.

      Except as provided below, the Company shall pay Interest on (i) Global Securities, to DTC in immediately available funds, (ii) any Certificated Security having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holder of such Security and (iii) any Certificated Security having an aggregate principal amount of more than $5,000,000, by wire transfer in immediately available funds at the election of the Holder of any such Security.

      At Stated Maturity, the Company will pay Interest on Certificated Securities at the Company's office or agency in New York City.

      Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Change of Control Purchase Prices and at Stated Maturity on (i) Global Securities, to DTC in immediately available funds and (ii) any Certificated Security, to the Holder who surrenders such Security at the office or agency of the Company in New York City. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.    [Reserved]

4.    INDENTURE.

      The Securities are general unsecured obligations of the Company limited to $230,000,000 aggregate principal amount. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.    REDEMPTION AT THE OPTION OF THE COMPANY.

      No sinking fund is provided for the Securities. Beginning on May 5, 2008, if, for at least 20 Trading Days in the period of 30 consecutive Trading Days period ending on the Trading Day before the date of mailing of the notice of redemption pursuant to Section 3.03 of the Indenture, the Sale Price of the Common Stock shall have exceeded 130% of the Conversion Price in effect on the last Trading Day of such period, the Company, at its option, may redeem the Securities in accordance with the Article 3 of the Indenture for cash at any time as a whole, or from time to time in part, at a redemption price (the "REDEMPTION PRICE") equal to the principal amount of the Securities to be redeemed together in each case with accrued and unpaid Interest, and accrued and unpaid Liquidated Damages, if any, on the Securities redeemed to (but excluding) the Redemption Date.

      In no event will any Security be redeemable at the option of the Company before May 5, 2008.

6.    PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER.

      At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to purchase all or any portion of the Securities held by such Holder within 30 days (which purchase shall occur on a Business Day specified by the Company that is not less than 25 nor more than 40 Business Days after the date the Company gives notice of the Change of Control pursuant to the Indenture) after the occurrence of a Change of Control of the Company for a Change of Control Purchase Price equal to the principal amount of those Securities plus accrued and unpaid Interest, and Liquidated Damages, if any, on those Securities up to (but excluding) the Change of Control Purchase Date. The Change of Control Purchase Price may be paid, at the option of the Company, in cash or by the delivery of shares of Applicable Stock, or in any combination thereof, subject to the terms and conditions of the Indenture.

      Holders have the right to withdraw any Change of Control Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

      If cash (and/or Applicable Stock if permitted under the Indenture) sufficient to pay the Change of Control Purchase Price of all Securities or portions thereof to be purchased as of the Change of Control Purchase Date is deposited with the Paying Agent, on the Business Day following the Change of Control Purchase Date, Interest and Liquidated Damages, if any, will cease to accrue on such Securities (or portions thereof) immediately after such Change of Control Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Change of Control Purchase Price upon surrender of such Security.

7.    NOTICE OF REDEMPTION.

      Notice of redemption pursuant to Section 3.01 of the Indenture and Section 5 of this Security will be mailed, as provided in the Indenture, at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the

Redemption Date, immediately on and after such Redemption Date Interest, and Liquidated Damages, if any, will cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

8.    CONVERSION.

      Subject to and in compliance with the provisions of the Indenture, a Holder is entitled, at such Holder's option, to convert the Holder's Security (or any portion of the principal amount thereof that is $1,000 or an integral multiple $1,000), into fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect at the time of conversion; provided, however, the Company may satisfy its obligation with respect to any demand for conversion by delivering Common Stock, cash or a combination of cash and Common Stock.

      A Security in respect of which a Holder has delivered a Change of Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Change of Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

      The initial Conversion Rate is 81.5494 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Conversion Rate shall not be adjusted for any accrued and unpaid Interest. Upon conversion, no payment shall be made by the Company with respect to accrued and unpaid Interest, if any. Instead, such amount shall be deemed paid by the cash or shares of Common Stock delivered upon conversion of any Security. In addition, no payment or adjustment shall be made in respect of dividends on the Common Stock the record date for which is prior to the date of conversion, except as set forth in the Indenture.

      No fractional shares of Common Stock shall be issued upon conversion of any Security. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such Security, the Company shall pay a cash adjustment as provided in the Indenture.

      If the Company (i) is a party to a consolidation, merger, statutory share exchange or combination, (ii) reclassifies the Common Stock, or (iii) sells or conveys its properties and assets substantially as an entirety to any Person, the right to convert a Security into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

9.    [Reserved]

10.   PAYING AGENT, CONVERSION AGENT, REGISTRAR AND CALCULATION AGENT.

      Initially, the Trustee will act as Paying Agent, Conversion Agent, Registrar and Calculation Agent. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or Calculation Agent without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or Calculation Agent.

11.   DENOMINATIONS; TRANSFER; EXCHANGE.

      The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Change of Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

12.   PERSONS DEEMED OWNERS.

      The registered Holder of this Security may be treated as the owner of this Security for all purposes.

13.   UNCLAIMED MONEY OR SECURITIES.

      The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.   AMENDMENT; WAIVER.

      Subject to certain exceptions set forth in Section 9.02 of the Indenture,
(i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) certain Events of Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities. The Company and the Trustee may amend the Indenture or the Securities without the consent of the Holders in the circumstances specified in Section 9.01 of the Indenture.

15.   DEFAULTS AND REMEDIES.

      If any Event of Default with respect to Securities shall occur and be continuing, the principal amount of the Securities and any accrued and unpaid Interest, and accrued and unpaid Liquidated Damages, if any, on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

16.   TRUSTEE DEALINGS WITH THE COMPANY.

      Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.   CALCULATIONS IN RESPECT OF SECURITIES.

      The Company or its agents will be responsible for making all calculations called for under the Securities including, but not limited to, determination of the market prices for the Securities and of the Common Stock and the amounts of Liquidated Damages, if any, accrued on the Securities. Any calculations made in good faith and without manifest error will be final and binding on Holders of the Securities. The Company or its agents will be required to deliver to the Trustee a schedule of its calculations and the Trustee will be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

19.   NO RECOURSE AGAINST OTHERS.

      A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

20.   AUTHENTICATION.

      This Security shall not be valid until an authorize signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

21.   ABBREVIATIONS.

      Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

22.   GOVERNING LAW.

      THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

23.   COPY OF INDENTURE.

      The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

      MAXTOR CORPORATION
      500 McCarthy Blvd.,
      Milpitas, CA  95035
      Attn:  General Counsel

24.   REGISTRATION RIGHTS.

      The Holders of the Securities are entitled to the benefits of a Resale Registration Rights Agreement, dated as of May 7, 2003, between the Company and Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial purchasers, including the receipt of Liquidated Damages upon a Registration Default (as defined in such agreement). The Company shall make payments of Liquidated Damages on the Liquidated Damages Payment Dates (as defined in the Registration Rights Agreement), but otherwise in accordance with the provisions set forth herein for the payment of Interest.

ASSIGNMENT FORM                                CONVERSION NOTICE
--------------------------------------         ------------------------------------
To assign this Security, fill in the           To convert this Security into
form below:                                    Common Stock of the Company, check
                                               the box | |
--------------------------------------         ------------------------------------

I or we assign and transfer this               To convert only part of this
Security to                                    Security, state the principal
______________________________________         amount to be converted (which must
______________________________________         be $1,000 or an integral multiple
(Insert assignee's soc. sec. or tax ID         of $1,000):
no.)
_____________________________
_____________________________                  If you want the stock certificate
_____________________________                  made out in another person's name
(Print or type assignee's name,                fill in the form below:
address and zip code)                          ____________________________________
                                               ____________________________________
                                               (Insert the other person's soc.
and irrevocably appoint                        sec. tax ID no.)
                                               ____________________________________
____________________ agent to transfer         (Print or type other person's
this Security on the books of the              name, address and zip code)
Company.  The agent may substitute             ____________________________________
another to act for him.                        ____________________________________
                                               ____________________________________
                                               ____________________________________
                                               ____________________________________
                                               (Print or type other person's
                                               name, address and zip code)

Date:  __________ Your Signature:  _________________________________

____________________________________________________________________

    (Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

__________________________________

Participant in a Recognized Signature

Guarantee Medallion Program

By:_____________________________
        Authorized Signatory

                       SCHEDULE OF INCREASES AND DECREASES
                               OF GLOBAL SECURITY

Initial Principal Amount of Global Security:  ____________________________

                   Amount of       Amount of       Principal
                   Increase in     Decrease in     Amount of
                   Principal       Principal       Global           Notation by
                   Amount of       Amount of       Security After   Registrar or
                   Global          Global          Increase or      Security
Date               Security        Security        Decrease         Custodian
----               --------        --------        --------         ---------
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

                                                                       EXHIBIT B

                     [FORM OF FACE OF CERTIFICATED SECURITY]

      THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO MAXTOR CORPORATION (THE "ISSUER"), (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE), OR (D) UNDER AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933, AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN THE LATER OF (X) TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 ADOPTED UNDER THE SECURITIES ACT) OF THE ISSUER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ADDITION, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

      The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

                               MAXTOR CORPORATION

                     6.80% Convertible Senior Notes Due 2010

CUSIP:
ISSUE DATE:  ___________            Principal Amount:  $___________
 No. R-

      Maxtor Corporation, a Delaware corporation, promises to pay to [_____________] or registered assigns, the principal amount of __________________ dollars ($__________), on ____________, 2010.

      Interest Rate: 6.80% per year.

      Interest Payment Dates: April 30 and October 30 of each year, commencing October 30, 2003.

      Interest Record Date: April 15 and October 15 of each year.

      Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  _____________                       MAXTOR CORPORATION


                                            By:  __________________________
                                            Title: _________________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is one
of the Securities referred to in the
within-mentioned Indenture.


By__________________________________
        Authorized Signatory

Dated:  _____________, 20__

      [FORM OF REVERSE OF CERTIFICATED SECURITY IS IDENTICAL TO EXHIBIT A]

                                                                       EXHIBIT C

                               MAXTOR CORPORATION

                     6.80% Convertible Senior Notes Due 2010

                              Transfer Certificate

      In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "SECURITIES ACT") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $____________ principal amount of the above-captioned Securities presented or surrendered on the date hereof (the "SURRENDERED SECURITIES") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "TRANSFER"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

      | | A transfer of the Surrendered Securities is made to the Company or any subsidiaries; or

      | | The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

      | | The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

      | | The transfer of the Surrendered Securities is pursuant to Rule 144 under the Securities Act and each of the conditions set forth in such rule have been met;

and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "AFFILIATE").

      | |   The transferee is an Affiliate of the Company.

DATE:                        __________________________________
                                         Signature(s)

      (If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed


--------------------------------
Participant in a Recognized Signature


                                      C-2